Exhibit 10.1

FLUENCE ENERGY, INC. 2021 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of Fluence Energy, Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached as Exhibit A (the “Agreement”) and the special provisions for the Participant’s country of residence, if any, attached to the Agreement as Annex A-1 (the “Foreign Annex”), the terms of which are incorporated into this Grant Notice by reference.

The individual grant notice within the electronic Agreement provides grant details such as Participant Name, Grant Date, Number of RSUs, Vesting Commencement Date, and Vesting Schedule. The RSUs shall vest one-third annually over three years on the anniversary of the Grant Date, subject to the Participant’s continuous and active service with the Company and its Affiliates through each vesting date.

Withholding Tax Election: By accepting this Award electronically through the Plan service provider’s online grant acceptance policy (the date of such acceptance, the “Acceptance Date”), the Participant understands and agrees that as a condition of the grant of the RSUs hereunder, the Participant is required to, and hereby affirmatively elects to (the “Sell to Cover Election”), (1) sell that number of Shares determined in accordance with Section 3.2 of the Agreement as may be necessary to satisfy the [tax withholding obligations] arising exclusively from any taxable event in connection with the RSUs, and (2) to allow the Agent (as defined in the Agreement) to remit the cash proceeds of such sale(s) to the Company. Furthermore, the Participant directs the Company to make a cash payment equal to such tax withholding obligations from the cash proceeds of such sale(s) directly to the appropriate taxing authorities. Sales pursuant to the Sell to Cover Election will apply solely in respect of taxable events occurring on or after [the later of (1) ninety (90) days following the Acceptance Date and (2) two business days following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which the Acceptance Date occurred, provided that, the such effective date shall occur no later than one hundred twenty (120) days following the Acceptance Date]1[the thirtieth (30th) day following the Acceptance Date]2 (the effective date, the “Sell to Cover Commencement Date”). The Participant has carefully reviewed Section 3.2 of the Agreement and the Participant hereby represents and warrants that on the Acceptance Date he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Agreement, and has and will act in good faith with respect to the Agreement and this election to “sell to cover” and is not entering into the Agreement and this election to “sell to cover” as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is the Participant’s intent that this Sell to Cover Election comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and the exemption for

1 Note to Draft: For Section 16 officers.
2 Note to Draft: For all Participants other than Section 16 officers.

contracts, instructions or plans providing for an eligible sell-to-cover transactions under Rule 10b5- 1(c)(1)(ii)(D)(3) and be interpreted consistent with such intent.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice, the Foreign Annex and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Foreign Annex and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice, the Foreign Annex or the Agreement.

FLUENCE ENERGY, INC.	PARTICIPANT
By:
Name:	Participant Name
Title:

2

Exhibit A

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I. GENERAL

1.1    Award of RSUs . The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.

1.2    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement, the Plan and the Foreign Annex, if applicable, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control. If the Foreign Annex applies to the Participant, in the event of a conflict between the terms of this Agreement, the Plan or the Foreign Annex, the terms of the Foreign Annex shall control.

1.3    Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT

2.1    Vesting; Forfeiture. The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.

2.2    Settlement.

(a)    RSUs will be paid in Shares or cash, at the Company’s option, as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty (60) days after the RSU’s vesting date. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

(b)    If an RSU is paid in cash, the amount of cash paid with respect to the RSU will be equal to the Fair Market Value of a Share on the date such RSU vests.

ARTICLE III.
TAXATION AND TAX WITHHOLDING

3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2    Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)    As set forth in Section 9.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs. In satisfaction of such tax withholding obligations and in accordance with the Sell to Cover Election included in the Grant Notice, the Participant has irrevocably elected to sell the portion of the Shares to be delivered under the RSUs necessary so as to satisfy the tax withholding obligations set forth in the Grant Notice occurring on or after the Sell to Cover Commencement Date and shall execute any letter of instruction or agreement required by the applicable broker or the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy such tax withholding obligations directly to the Company and/or its Affiliates. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the RSUs or the issuance of Shares. In accordance with Participant’s Sell to Cover Election pursuant to the Grant Notice, the Participant hereby acknowledges and agrees at such time that the Sell to Cover Election is effective:

(i)    The Participant hereby appoints the Agent as the Participant’s agent and authorizes the Agent to sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the Shares are issued upon the vesting of the RSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (A) any tax withholding obligations arising exclusively from such vesting or issuance and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto to the extent necessary to satisfy such tax withholding obligations.

(ii)    The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.

(iii)    The Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account, and the Participant has no control over the time of such sales. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. The Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by subsection (i) above. In the event of the Agent’s inability to sell sufficient Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its Affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld.

(iv)    The Participant acknowledges that regardless of any other term or condition of this Section 3.2(a), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v)    The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 3.2(a). The Agent is a third-party beneficiary of this Section 3.2(a).

(vi)    This Section 3.2(a) shall terminate not later than the date on which all tax withholding obligations arising in connection with the vesting or settlement of the Award have been satisfied.

(b)    The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c)    Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company or any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares or the Sell to Cover Election (or any transactions thereunder). The Company or any Affiliate does not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax, insider trading or other liability.

ARTICLE IV. OTHER PROVISIONS

4.1    Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice[, the Sell to Cover Election] and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.10    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

4.11    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.12    Electronic Signature and Delivery. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by the U.S. Securities and Exchange Commission rules. Without limiting the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

4.13    Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Administrator may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (iii) maintain, to the maximum extent practicable, the original interest and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 4.13 does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A of the Code.

4.14    Clawback. The RSUs shall at all times be subject to any clawback or similar policy or program established by the Company, as may be amended from time to time (a “Clawback Policy”). In addition (and without limiting the Company’s rights and the Participant’s obligations under any Clawback Policy), to the extent required by applicable law or the rules and regulations of the Nasdaq Global Market or any other securities exchange or interdealer quotation on which the Common Stock is listed or quote, the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

4.15    Special Provisions for RSUs Granted to Participants Outside the U.S. If the Participant performs services for the Company outside of the United States, the RSUs shall be subject to the special provisions, if any, for the Participant’s country of residence, as set forth in the Foreign Annex. If the Participant relocates to the country included in the Foreign Annex during the life of the RSUs, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on the RSUs and the Shares, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

* * * * *

Exhibit A

ANNEX A-1

TO RESTRICTED STOCK UNIT AGREEMENT

SPECIAL PROVISIONS FOR RSUS FOR PARTICIPANTS OUTSIDE THE U.S.

This Annex A-1 (this “Foreign Annex”) includes special terms and conditions applicable to the Participants in the country or countries below. These terms and conditions are in addition to those set forth in Restricted Stock Unit Agreement (the “Agreement”), the Grant Notice and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, Grant Notice or the Plan, these terms and conditions shall prevail. Any capitalized term used in this Annex A-1 without definition shall have the meaning ascribed to such term in the Plan, Grant Notice or the Agreement, as applicable.

This Foreign Annex also includes information relating to exchange control and other issues of which the Participant should be aware with respect to his/her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of November 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs vest or Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the particular situation of the Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in his/her country may apply to his/her situation. Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to Participant.

Australia

The Agreement, together with the Plan and the Grant Notice, as amended pursuant to this Foreign Annex A-1 for Australia, forms the rules of the employee share scheme applicable to the Australia-based Participants of the Company and any Eligible Subsidiaries of the Company (the “Incentive Scheme”).

Definitions. The term "Eligible Subsidiary" as used in the Agreement for the Incentive Scheme shall have the meaning given to a "Subsidiary" in the Corporations Act 2001 (Cth). For the avoidance of doubt, the term “Affiliate” as used in the Plan and the Agreement for the Incentive Scheme includes an Eligible Subsidiary.

Participants. The Incentive Scheme forms the rules applicable to Australia-based Participants who are Employees, Consultants or Directors of the Company or one of its Eligible Subsidiaries (provided that any such Consultant or Director provides services to the Company or Eligible Subsidiary in accordance with section 83A-325 of the Income Tax Assessment Act 1997 (Cth) (the "ITAA") and meets the requirement for any securities law exemption or relief being relied on) (each an "Australian Participant"). Only Australian Participants are eligible to be granted RSUs or be issued Shares under the Incentive Scheme, and only to the extent that the underlying Shares are 'ordinary shares' for the purposes of the ITAA.

Transferability. Notwithstanding Section 9.1 of the Plan, RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered, except by will or the laws of descent and distribution. Prior to vesting of the RSUs (and, where the Award it not settled in cash, the subsequent delivery of the Shares to the Participant), the Participant shall not have any rights or privileges of a shareholder as to the Shares subject to the Award and is not able to call for Shares to be delivered at an earlier date.

Payment. Unless notified otherwise, any payment contemplated as being made by the Company or an Affiliate to a Participant will be made by the entity which employs or engages the services of that Participant. Unless notified otherwise, any cash payment, including the payment of an amount in accordance with Section 2.2(b) of the Agreement, will be calculated in a manner which is inclusive of any superannuation contributions which are required to be made in connection with the payment. The Company and its Affiliates have the authority to deduct or withhold, or require Participant to remit to the Company or any Affiliate, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes required by Applicable Law to be withheld with respect to any taxable event arising pursuant to the Agreement (as well as any superannuation contributions required to be paid by the Company or its Affiliates in connection with the event), in addition to their ability to deduct or withhold other amounts in accordance with the Agreement or Plan (including section 3.2 of the Agreement). For the avoidance of doubt, the Company and its Affiliates have the authority to deduct any such amount from any amounts payable to Participant, including other amounts of compensation.

No future entitlements. The Company has granted RSUs to Participant in its sole discretion. The granting of the RSUs does not confer on Participant any right or entitlement to receive another RSU or any other equity-based award at any time in the future or in respect of any future period. In addition, the granting of such RSUs does not confer on Participant any right or entitlement to receive compensation in any specific amount for any future period, and does not diminish in any way the Company’s discretion to determine the amount, if any, of Participant’s compensation. In addition, the RSUs are not part of Participant’s base salary, wages or fees and will not be taken into account in determining any other service-related rights Participant may have, such as rights to pension or termination/severance pay. Neither the RSUs nor the terms on which they are granted form part of the Participants contract of employment or service with the Company or any of its Affiliates.

Currency. Participant understands that, any amounts related to the RSUs will be denominated in U.S. dollars and, where a cash payment is required, will be converted to Australian dollars using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Company. Participant understands and agrees that neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between Australian dollars and the U.S. dollar that may affect the value of the RSUs, or of any amounts due to Participant or as a result of the subsequent sale of any Shares acquired under the RSUs.

Tax Information. Subdivision 83A-C of the ITAA applies to the RSUs granted under the Incentive Scheme (subject to the requirements of the ITAA), unless the RSUs lapse or are cash settled. Participant acknowledges and confirms that Participant is responsible for reporting and paying all taxes to the local tax authorities, unless the Company or an Affiliate is required by law to do so, and that this will be undertaken by Participant on a timely basis. Participant should consult with a personal tax advisor to understand the tax implications of the RSUs.

Securities Law Information. If Participant acquires Shares pursuant to RSUs and Participant offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should consult with his/her personal legal advisor on disclosure obligations prior to making any such offer.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Participant will be required to file the report. Participant is responsible for ensuring compliance with such regulations and should consult with his/her personal legal advisor for any details.

China

The following provision shall apply to the Participant if the Participant is subject to exchange control restrictions in the People’s Republic of China (“PRC”), as determined by the Corporation in its sole discretion.

Settlement of Restricted Stock Units. Notwithstanding Section 2.1 (“Vesting; Forfeiture”) of the Agreement, due to exchange control regulations in the PRC, the Participant is not entitled to receive any Shares upon settlement of the RSUs. Instead, the Participant will receive through local payroll a cash payment equal to the fair market value of the Shares subject to the vested RSUs, subject to any obligation to satisfy tax-related items. Any references to the issuance of Shares shall not apply to the Participant.

Germany

Terms and Conditions

The Participant is aware of and consents to the fact that the Plan is not part of the Participant’s employment contract with his or her German employer. In particular, neither the grant of the RSUs nor any other financial benefits conferred upon the Participant in connection with the Plan are part of the Participant’s entitlement to remuneration or benefits in terms of their employment with his or her German employer.

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Participant receives cross-border payments in excess of €12,500 in connection with the sale of securities (including Shares acquired under the Plan) or the receipt of dividends paid on such Shares, the Participant must report by the fifth day of the month following the month in which the payment was received. The report must be filed electronically. The form of report can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English.

Foreign Asset/Account Reporting Information. If the acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, the Participant will need to report the acquisition when the Participant files his or her tax return for the relevant year. A “qualified participation” is attained if (i) the value of the Shares acquired exceeds €150,000 or (ii) in the unlikely event the Participant holds Shares exceeding 10% of the total Common Stock. However, if Shares are listed on a stock exchange recognized in the U.S., the European Union or the European Economic Area or on any other foreign stock exchange recognized by the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) and the Participant owns less than 1% of the total Common Stock, this
€150,000 threshold will not apply.

Prohibition on Insider Dealing. Participant should be aware of the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) apply in Germany, which may affect transactions under the Plan such as e.g. the subscription or participation, the suspension, the cancellation or an amending order, the acquisition or sale of Shares acquired under the Plan, if Participant has inside information regarding the Company. Participant is advised to determine carefully whether he or she has inside information in respect of the Company and whether and to what extend insider dealing rules can apply to him or her. In case of uncertainty, the Company recommends that Participant consults with a legal advisor.

Additional Tax Provisions. Each Participant who is either (i) resident for tax purposes in Germany or
(ii) otherwise subject to German income tax and/or social security contributions in respect of earnings received from the Shares shall be obliged to notify the relevant Subsidiary or other Participant’s employing company (as applicable) of the grant, vesting, or payment of the RSUs and the Shares. Section 9.5 of the Plan and Sections 3.2(a) of this Agreement shall apply mutatis mutandis with regard to any deductions or withholdings, in particular with regard to wage tax, solidarity surcharge and social security contributions, required to be made by such Subsidiary or other Participant’s employing company under Applicable Law. The Participant shall indemnify and keep indemnified the Company and any of its Affiliates from and against any tax-related items required by law to be withheld with respect to any taxable event arising in connection with the RSUs.

Netherlands

This Restricted Stock United Agreement shall be governed by and interpreted in accordance with the laws of the Netherlands.

All disputes arising from or in connection with this Restricted Stock United Agreement shall be brought before the competent court in the district of Amsterdam, without prejudice to the right of appeal, including an appeal to the Dutch Supreme Court.

India

No edits to the agreement from an Indian legal perspective as it adequately addresses the Indian tax and exchange control requirements.

Philippines

The RSUs constitute securities which have not been registered with the Philippine Securities and Exchange Commission (“SEC”) pursuant to the Securities Regulation Code and its implementing rules (the “Code”). The offer of these securities is made in the Philippines solely pursuant to Section 10.2 of the Code. Any further offer or sale of these RSUs may be subject to registration requirements under the Code, unless such offer or sale qualifies as an exempt transaction under the Code.

Singapore

Tax

1.    The Participant is responsible for ensuring that any gains derived under this Agreement which are subject to income tax in Singapore are declared in the Participant’s income tax return for the relevant Year of Assessment (to the extent the information is not required to be submitted electronically to the Inland Revenue Authority of Singapore by the Participant’s employer under the Auto-Inclusion Scheme).
2.    The Participant is responsible for the payment of income tax on taxable gains derived under this Agreement.
3.    To the extent the Participant is a non-Singapore citizen who, upon Termination of Service, retains unvested RSUs or Shares subject to selling restrictions and is therefore subject to tax on a “deemed exercise” basis, the Participant acknowledges that: (a) the fulfilment of such tax obligations forms part of the Participant’s tax clearance requirements; and (b) the Participant’s employer is legally required to carry out tax clearance procedures including withholding all monies due to the Participant from the date the employer is aware of the Participant’s impending cessation of employment.